   As filed with the Securities and Exchange Commission on February 13, 1997

                                                    Registration No.  333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                BWAY CORPORATION
                 (f/k/a BROCKWAY STANDARD HOLDINGS CORPORATION)
             (Exact name of registrant as specified in its charter)

          Delaware                                      36-3624491
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                  Identification Number)


                         8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350
                           Telephone: (770) 587-0888
                    (Address of principal executive offices)

                                   ----------

      BWAY CORPORATION AMENDED AND RESTATED 1995 LONG-TERM INCENTIVE PLAN
                                      and
                     BROCKWAY STANDARD HOLDINGS CORPORATION
                    FORMULA PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the plans)

                                   ----------

                           Blair G. Schlossberg, Esq.
                                General Counsel
                                BWAY Corporation
                         8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350
                           Telephone: (770) 587-0888
           (Name, address and telephone number of agent for service)

                                    Copy to:
                            Alan G. Berkshire, Esq.
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601

                        Calculation of Registration Fee
================================================================================

                                               Proposed maximum     Proposed maximum     Amount of
Title of securities to    Amount to be         offering price per   aggregate offering   registration
be registered             registered           share(1)             price(1)             fee(1)
------------------------------------------------------------------------------------------------------
Common Stock, par         780,000 shares(3)         $18.88            $14,726,400         $4,462.55
value $0.01 per
share(2)
-----------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the high and low prices reported for the shares on the New York Stock Exchange on February 10, 1997.

(2)  Includes associated preferred share purchase rights.

(3) 750,000 share are reserved for issuance pursuant to the BWAY Corporation Amended and Restated 1995 Long-Term Incentive Plan; 30,000 shares are reserved for issuance pursuant to the Brockway Standard Holdings Corporation Formula Plan for Non-Employee Directors

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


  The documents containing information specified in Part I (plan information and registrant information) will be sent or given to each director, officer and key employee of BWAY Corporation (f/k/a/ Brockway Standard Holdings Corporation) (the "Company" or the "Registrant") selected to participate in the BWAY Corporation Amended and Restated 1995 Long-Term Incentive Plan (the "Amended Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

  In addition, the documents containing information specified in Part I (plan information and registrant information) will be sent or given to each non-employee director of the Company who participates in the Brockway Standard Holdings Corporation Formula Plan for Non-Employee Directors (the "Formula Plan") as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

  The following documents filed by the Registrant with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

     (a) Annual Report on Form 10-K for the fiscal year ended September 29,
     1996.

     (b) Quarterly Report on Form 10-Q for the quarterly period ended
     December 29, 1996 and Current Report on Form 8-K filed November 12, 1996.

     (c) The description of the Registrant's common stock and preferred share purchase rights under the caption "Item 1. Description of Registrant's Securities to be Registered" contained in each of the Registrant's Registration Statements on Form 8-A (File No. 0-26178) that were filed with the Commission on November 5, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such descriptions.

     (d) All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Members of Kirkland & Ellis, counsel for the Company giving an opinion upon the validity of the shares of Common Stock being registered hereby, beneficially own shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

  Article V of the by-laws of the Company provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  Article V further provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under Article V.

  All of the Company's directors and officers are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

  The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

  (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 13, 1997.

                                        BWAY CORPORATION

                                        By:  /s/ David P. Hayford
                                           ----------------------------------
                                        Name:  David P. Hayford
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David P. Hayford and Blair G. Schlossberg his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of BWAY Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on February 13, 1997, by the following persons in the capacities indicated.

        Signature                               Capacity
        ---------                               --------


 /s/ Warren J. Hayford                Chairman of the Board, Chief
------------------------             Executive Officer and Director
   Warren J. Hayford

  /s/ John T. Stirrup        President, Chief Operating Officer and Director
------------------------              (Principal Executive Officer)
    John T. Stirrup

  /s/ James W. Milton             Executive Vice President and Director
------------------------
    James W. Milton

  /s/ David P. Hayford      Senior Vice President and Chief Financial Officer
------------------------              (Principal Financial Officer)
    David P. Hayford

   /s/ Kevin C. Kern                  Vice President and Corporate
------------------------        Controller (Principal Accounting Officer)
     Kevin C. Kern


         /s/ Thomas A. Donahoe                   Director
----------------------------------------
           Thomas A. Donahoe

         /s/ Alexander P. Dyer                   Director
----------------------------------------
           Alexander P. Dyer

                                                 Director
----------------------------------------
          Jean-Pierre M. Ergas

           /s/ John E. Jones                     Director
----------------------------------------
             John E. Jones

            /s/ John W. Puth                     Director
----------------------------------------
              John W. Puth

                               INDEX TO EXHIBITS

Exhibit
Number   Description                                                         Sequentially Numbered Page
-------  -----------                                                         ---------------------------
   4.1   Form of certificate representing shares of Common Stock of the                  (2)
         Company

   4.2   Amended and Restated Certificate of Incorporation of the Company                (3)

   4.3   Amended and Restated By-laws of the Company                                     (1)

   4.4   Rights Agreement dated as of June 9, 1995 between the Company                   (1)
         and Harris Trust and Savings Bank, as Rights Agent

   4.5   Amendments to Rights Agreement dated as of February 12, 1996                    (3)
         between the Company and Harris Trust and Savings Bank, as
         Rights Agent

   4.6   BWAY Corporation Amended and Restated 1995 Long-Term                            (4)
         Incentive Plan

   4.7   Brockway Standard Holdings Corporation Formula Plan for Non-                    (1)
         Employee Directors

   5.1   Opinion of Kirkland & Ellis

   23.1  Consent of Kirkland & Ellis (included in Exhibit 5.1)

   23.2  Consent of Deloitte & Touche LLP

   24.1 Powers of Attorney (included on the signature page of this Registration Statement)

------------------

(1) Incorporated by reference to the respective exhibit to the Company's Registration Statement No. 33-91114.

(2) Incorporated by reference to the respective exhibit to the Company's Form 10-K for the fiscal year ending October 1, 1995.

(3) Incorporated by reference to the respective exhibit to the Company's Form 10-Q for the period ending March 31, 1996.

(4) Incorporated by reference to the respective exhibit to the Company's Form 10-K for the fiscal year ending September 29, 1996.